Exhibit 99.1

Bright Mountain Media Appoints Gretchen M. Tibbits to the Board of Directors

Renowned Industry Thought Leader Brings 25+ Years of Corporate Strategy Experience to the

Company’s Board of Directors

Boca Raton, FL – February 4, 2021 — Bright Mountain Media, Inc. (OTCQB: BMTM), an end-to-end digital media and advertising services platform, today announced that Gretchen M. Tibbits, renowned corporate strategy executive and industry thought leader, has been appointed to the Company’s Board of Directors effective immediately.

Ms. Tibbits brings with her over 25 years of experience in management, strategy and mergers & acquisitions. She currently serves as Managing Director at Progress Partners, a Boston & New York-based M&A advisory firm focused on the media, marketing and advertising sectors. Concurrently, she serves on Arts related boards advising them on branding, digital media strategy, and fundraising initiatives.

Previously, Ms. Tibbits served in executive roles at LittleThings, Maxim Magazine, ESPN, Hearst Business Media, and American Media (now A360 Media). Ms. Tibbits holds an M.B.A. in Finance and Management from New York University, and a B.A. from the University of Virginia, for which she serves on a number of volunteer boards.

“I am pleased to appoint Gretchen to our Board of Directors, as she brings decades of executive experience to further strengthen our core competencies in corporate strategy and M&A,” said Kip Speyer, Chairman & Chief Executive Officer of Bright Mountain Media. “Her unique entrepreneurial insights will help us continue to expand the breadth and depth of our reach as a Company, positioning us to continue to create value for our shareholders.”

“Bright Mountain Media is building an incredible digital media platform company and is extremely well positioned to grow its reach and revenues in 2021 and beyond. I look forward to working with Kip Speyer and the Bright Mountain Media Board of Directors,” added Gretchen M. Tibbits.

About Bright Mountain Media

Bright Mountain Media, Inc. (OTCQB: BMTM) is an end-to-end digital media and advertising services platform, efficiently connecting brands with targeted consumer demographics. Through the removal of middlemen in the advertising services process, Bright Mountain Media efficiently connects brands with targeted consumer demographics while maximizing revenue to publishers. Bright Mountain Media’s assets include Bright Mountain, LLC, MediaHouse (f/k/a NDN), Oceanside (f/k/a S&W Media), and Wild Sky Media including 24 owned and/or managed websites and 15 CTV apps. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes, “ and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions., and the realization of any expected benefits from such acquisitions You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on May 14, 2020 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Contact:

Greg Falesnik or Luke Zimmerman

MZ Group - MZ North America

949-259-4987

BMTM@mzgroup.us

www.mzgroup.us